EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Bridge Capital Holdings (Nos. 333-123388 and 333-137745) of our report dated March 3, 2008 relating to the financial Statements, which appears in this Form 10-K.

Palo Alto, California

March 6, 2008